Exhibit 99.1

For Immediate Release

For more information contact:	Shawn Severson
The Blueshirt Group
415-489-2198
or
David I. Rosenthal
UQM Technologies, Inc.
303-682-4900

UQM Technologies Signs Ten Year Supply Agreement
With Chinese Customer

•	The Agreement could generate revenue in excess of $400 million over a ten year period based on projected orders
•	The first purchase order for 3,000 units has been issued
•	Development, test and certification programs are set for 2016, ramping up to start of production in 2017
•	First year production will take place in Colorado with plans to manufacture UQM products in China thereafter
•	The Agreement provides electric propulsion system for three market segments: 6-8 meter shuttle buses, light- to medium-duty delivery trucks, and 10-12 meter transit buses
•	6-8 meter bus platforms manufactured in Colorado will utilize existing PowerPhase Pro® 135 inventory enhancing UQM’s liquidity position
•	UQM will host a conference call to discuss this announcement tomorrow morning, October 27, 2015 at 8:00 a.m. EDT

LONGMONT, COLORADO, OCTOBER 26, 2015 - UQM Technologies Inc. (NYSE MKT: UQM) today announced the signing of a ten year supply agreement (“Agreement”) with ITL Efficiency Corporation (“ITL”) in China, a subsidiary of Eastlake New Energy (“Eastlake”). Over the term of the Agreement, revenues could exceed $400 million based on projected volume shipments. Production is expected to begin in early 2017 following development, test and certification programs during 2016, and timing will be dependent on the successful completion of the test and certification processes, followed by orders under the Agreement. The Company has received the first purchase order under the Agreement for the initial 3,000 units which are expected to ship in 2017. UQM will manufacture its electric propulsion systems in Colorado through 2017 with plans to produce product in China beginning in 2018. Initially, the PowerPhase Pro® 135 electric propulsion system will

UQM TECHNOLOGIES, INC. 4120 SPECIALTY PLACE, LONGMONT, COLORADO 80504  (303) 682-4900  FAX (303) 682-4901

be sold to address the 6-8 meter shuttle bus market in China, with larger delivery truck and transit bus applications slated to begin in early 2017 with the PowerPhase HD® 250 system.

ITL, based in Beijing, China, is a subsidiary of Eastlake New Energy and responsible for the entire electric drive supply to Eastlake and its subsidiaries. Because of its operational independence from Eastlake, ITL’s goal is to become a major e-drive system supplier to the entire China market. ITL has a preferred supplier relationship with Wuhan Public Transport Group (“Wuhan Bus”), a China state-owned operator of public buses, operating over 330 bus lines with a fleet of almost 7,000 buses with a goal to convert much of the fleet to new energy and electric buses. ITL’s parent company, Eastlake, is a holding company based in Wuhan, China whose subsidiaries include, in addition to ITL, three vehicle manufacturers (Yixing, Yangtse and Speka), which combined have over 1.6 million square feet of manufacturing facilities and capacity to produce over 15,000 vehicles a year. With over one thousand hybrid and pure electric trucks and buses already on the road, ITL will partner with Eastlake to bring anticipated significant volume of new UQM powered electric vehicles to the China market.

“The signing of this supply agreement with ITL is a major milestone for UQM, and is the result of many years of focused attention to the China market,” said Joe Mitchell, Chief Operating Officer and Interim President and CEO. “This achievement solidifies our long-term strategy to become a major global provider of electric propulsion systems; particularly in China, the largest market in the world for electric vehicles.  Attaining this agreement is testimony to the quality and performance of our products that are second to none. We are excited to partner with ITL and become a dominant player in the New Energy Vehicle market in China. We believe this agreement is a game changer for UQM and puts us on a realistic and timely path to long term viability and profitability.”

Mr. Frank Lee, President of ITL, said, “We have looked extensively for the most reliable and efficient electric drive technology, and after careful consideration, we have chosen UQM Technologies as the correct partner for long term success in the China market.”

The Company will file with the Securities and Exchange Commission a copy of the Supply  Agreement as an exhibit to its Report on Form 8-K.

Conference Call

The Company will host a conference call tomorrow, October 27, 2015 at 8:00 a.m. Eastern Time to discuss this announcement. To attend the conference call, please dial 1-888-241-0326 approximately 10 minutes before the conference is scheduled to begin and provide the passcode “68512509” to access the call. International callers should dial 1-647-427-3411. For anyone who is unable to participate in the conference, a recording will be available for seven days beginning at 10:00 a.m. Eastern Time tomorrow. To access the playback call 1-800-585-8367 or 1-855-859-2056 and enter replay code “68512509#.” International callers should dial +1-404-537-3406.

About UQM

UQM Technologies is a developer and manufacturer of power-dense, high-efficiency electric motors, generators, power electronic controllers and fuel cell compressors for the commercial truck, bus, automotive, marine, military and industrial markets. A major emphasis for UQM is developing propulsion systems for electric, hybrid electric, plug-in hybrid electric and fuel cell electric vehicles. UQM is TS 16949 and ISO 14001 certified and located in Longmont, Colorado. For more information, please visit www.uqm.com

UQM TECHNOLOGIES, INC. 4120 SPECIALTY PLACE, LONGMONT, COLORADO 80504  (303) 682-4900  FAX (303) 682-4901

About ITL

ITL is a subsidiary of Eastlake New Energy and responsible for the entire electric drive supply to Eastlake and its subsidiaries. Because of its operational independence from Eastlake, its goal is to become a major e-drive system supplier to the entire China market.  Beyond the UQM supplied propulsion systems, ITL is responsible for the supply of Transmissions, vehicle control units (VCU’s), DC/DC converters and other related components along with vehicle system integration, application and certification support.

About Eastlake New Energy

Eastlake New Energy (Group) was set up by the Eastlake Industrial Investment Management in September 2013. The company is focused on the R&D, manufacture and sale of new energy vehicles. Products include pure EV buses, airport shuttle buses, pure electric SUVs, and auto parts. Eastlake owns multiple subsidiary brands, including: Yixing, Yangtse Bus and Speka, which were acquired after establishment. For more information, please visit http://eastlakenea.net/.

This Release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements appear in a number of places in this Release and include statements regarding our plans, beliefs or current expectations; including those plans, beliefs and expectations of our management with respect to, among other things, the amount of revenue that could potentially be generated over the term of this agreement, the timing and success of completing necessary test and certification processes for ITL to order UQM products, the number of units ordered by ITL under the supply agreement, the timing of beginning manufacturing operations in China, the success of ITL in introducing its electric drive systems (including UQM products) into the vehicles produced by itself and its affiliates, and the continued growth of the electric-powered vehicle industry in the Chinese market. Important factors that could cause actual results to differ from those contained in the forward-looking statements include the ability to timely resolve any technical challenges of integrating UQM products into ITL electric drive systems, the responsiveness of customers to ITL’s products, the timing and quantity at which ITL issues binding purchase orders under the long-term supply agreement and other factors described in our Form 10-K and Form 10-Q’s under the heading “Risk Factors”, which are available through our website at www.uqm.com  or at www.sec.gov.

UQM TECHNOLOGIES, INC. 4120 SPECIALTY PLACE, LONGMONT, COLORADO 80504  (303) 682-4900  FAX (303) 682-4901